Exhibit 23.4

SRK Consulting (UK) Limited

5th Floor Churchill House

17 Churchill Way

City and County of Cardiff

CF10 2HH, Wales

United Kingdom

E-mail:    enquiries@srk.co.uk

URL:    www.srk.co.uk

Tel:      + 44 (0) 2920 348 150

Fax:     + 44 (0) 2920 348 199

Our Ref: U7350 AMP_Consent letters_Iron Ore_(CGSH Draft 16 Feb 18).docx	02 March 2018

Dear Sirs/Mesdames:

RE:	United States Securities and Exchange Commission

I hereby consent to (a) SRK Consulting (UK) Limited being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2017 (the “2017 20-F”) as having conducted independent audits of the 2017 iron ore reserve estimates on ArcelorMittal’s properties in Ukraine and (b) the incorporation by reference of the 2017 20-F into this Registration Statement on Form F-3.

For and on behalf of SRK Consulting (UK) Limited

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott, Corporate Consultant, Coal Geology, Project Manager SRK Consulting (UK) Limited	Richard Oldcorn, Chairman & Corporate Consultant (Due Diligence), Project Director SRK Consulting (UK) Limited

Registered Address: 21 Gold Tops, City and County of Newport, NP20 4PG, Wales, United Kingdom. SRK Consulting (UK) Limited Reg No 01575403 (England and Wales)	Group Offices: Africa Asia Australia Europe North America South America